UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2007
NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-2960 (Commission File Number)	72-1123385 (IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100
The Woodlands, Texas (Address of principal executive offices)	77381 (Zip Code)
Registrant’s telephone number, including area code: (281) 362-6800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On December 21, 2007, Newpark Resources, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with a syndicate of lenders including JPMorgan Chase Bank, N.A., as Administrative Agent, Calyon New York Branch, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the several lenders from time to time parties thereto. The information set forth below with respect to the new Credit Agreement and the credit facility evidenced thereby under Item 2.03 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference. Some of the lending banks under the new credit facility and their affiliates have in the past provided and may from time to time in the future provide commercial banking, financial advisory, investment banking and other services to the Company.

Item 1.02	Termination of a Material Definitive Agreement.
     As discussed in Item 1.01 and Item 2.03 hereof, on December 21, 2007, the Company entered into a new credit facility in the aggregate amount of $225 million with a syndicate of lenders. Concurrently with the effectiveness of the new credit facility, the Company refinanced in full all outstanding obligations of the Company under its existing Term Credit Agreement, dated as of August 18, 2006 among the Company, certain of its subsidiaries, JPMorgan Chase Bank, N.A., as Administrative Agent, Wilmington Trust Company, as Collateral Agent and the lenders from time to time parties thereto. In connection with the refinancing of the existing term credit facility, the existing Term Credit Agreement was replaced by the new Credit Agreement. No material termination fees or penalties were incurred by the Company in connection with the replacement of the existing Term Credit Agreement.
     In addition, concurrently with the effectiveness of the new credit facility, the Company refinanced in full all outstanding obligations of the Company under its existing revolving credit facility as evidenced by the Amended and Restated Credit Agreement, dated as of December 29, 2006, among the Company, certain of its subsidiaries, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time parties thereto. In connection with the refinancing of the existing revolving credit facility, the existing Amended and Restated Credit Agreement was terminated. No material termination fees or penalties were incurred by the Company in connection with the termination of the existing Amended and Restated Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On December 21, 2007, the Company entered into the Credit Agreement with a syndicate of lenders including JPMorgan Chase Bank, N.A., as Administrative Agent, Calyon New York Branch, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the several lenders from time to time parties thereto (the “Credit Facility”). The Credit Facility provides for a $50 million term loan facility (the “Term Facility”) and a $175 million revolving loan facility available for borrowings and letters of credit (the “Revolving Facility”). Under certain circumstances, the Revolving Facility may be increased on up to two occasions during the life of the Credit Facility for an aggregate amount of $50 million thereby increasing the aggregate amount of the Revolving Facility up to a maximum of $225 million.
     The Credit Facility matures on December 21, 2012. The Term Facility matures and is payable in five installments of $10 million, the first of which is due on December 22, 2008 and annually thereafter on December 21 of each year, ending on December 21, 2012. The Credit Facility is secured by liens on all material domestic assets (tangible and intangible) of the Company and certain domestic subsidiaries and 66% of the capital stock of its foreign subsidiaries. The Credit Facility is also guaranteed by certain of the Company’s domestic subsidiaries.
     Concurrently with the effectiveness of the Credit Facility, the Company drew down $50 million under the Term Facility and approximately $122 million under the Revolving Facility. The proceeds were used to repay and refinance amounts outstanding under the existing credit facilities as described in Item 1.02 above and to pay fees and expenses.
     At the Company’s election, loans under the Term Facility will bear interest at a variable rate equal to either (i) the greater of (x) the prime rate or (y) the federal funds effective rate from time to time plus 0.5% (in either case, “ABR Loans”), plus an applicable margin; or (ii) a Eurodollar rate (as defined in the Credit Agreement) (“Eurodollar Loans”), plus an applicable margin. At the Company’s election, loans under the Revolving Facility may also be made as either ABR Loans or Eurodollar Loans. The applicable margin for ABR Loans under the Credit Facility will initially be 0.5% and is adjustable on a sliding scale from 0.00% to 1.00% based on a consolidated leverage ratio. The applicable margin for Eurodollar Loans will initially be 2.00% and is adjustable on a sliding scale from 1.50% to 2.50% based on consolidated leverage ratio.
     The Credit Facility contains customary financial and operating covenants, including covenants relating to consolidated leverage ratio, fixed charge coverage ratio and funded debt to total capitalization ratio. The Credit Agreement also contains limitations on liens, investments, the incurrence of additional indebtedness, mergers, dispositions of assets, acquisitions, the entry into swap agreements, sales and leasebacks, and transactions with affiliates. The Credit Agreement also restricts certain payments, including dividends by the Company on its common stock, and prohibits certain agreements restricting the ability of the Company’s subsidiaries to make certain payments and distributions to the Company. The Credit Agreement contains customary events of default, including among others, nonpayment of principal and interest; material inaccuracy of representations; failure to maintain compliance with the financial and other covenants contained in the Credit Agreement; default in the payment of certain of the other indebtedness of the Company and its subsidiaries; the existence of bankruptcy or insolvency proceedings; insolvency; the existence of certain material judgments; failure to maintain compliance with certain obligations under ERISA; the invalidity of the loan documents; and, a change of control.
     The foregoing description of the Credit Facility is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.03 by reference.

Item 3.03	Material Modification to Rights of Security Holders.
     The disclosure under Item 2.03 of this Current Report on Form 8-K relating to the restriction on dividends on the Company’s common stock contained in the Credit Agreement is also responsive to this Item 3.03 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

10.1
Amended and Restated Credit Agreement dated December 21, 2007 by and among Newpark Resources, Inc. and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as Administrative Agent, Calyon New York Branch, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the lenders who are parties thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
Dated: December 28, 2007	By:	/s/ James E. Braun
James E. Braun,
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amended and Restated Credit Agreement dated December 21, 2007 by and among Newpark Resources, Inc. and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as Administrative Agent, Calyon New York Branch, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and the lenders who are parties thereto.